UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2010

ARCH CHEMICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-14601	06-1526315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT 06851

(Address of Principal Executive Offices) (Zip Code)

203-229-2900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2010, Arch Chemicals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Receivables Purchase Agreement, dated as of October 6, 2009, with Arch Chemicals Receivables LLC, Market Street Funding LLC (“Market Street”) and PNC Bank, National Association. Pursuant to the Amendment, the Company extended the term of its accounts receivable securitization program 364 days to October 4, 2011.

In connection with the Amendment, certain of the fees under the program have been modified. The facility fee paid by the Company has been reduced to 0.60% of the committed amount of the facility. Further, the costs the Company incurs under the program have decreased and are now based on the cost of commercial paper issued by Market Street plus a margin of 0.50%.

A conformed copy of the Amendment is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	RPA Amendment No. 3, dated as of October 5, 2010, among Arch Chemicals, Inc., Arch Chemicals Receivables LLC, Market Street Funding LLC and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CHEMICALS, INC.

By:	/s/ STEVEN C. GIULIANO
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

Date: October 7, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	RPA Amendment No. 3, dated as of October 5, 2010, among Arch Chemicals, Inc., Arch Chemicals Receivables LLC, Market Street Funding LLC and PNC Bank, National Association.